EXHIBIT A(13)(ww)

Pruco Life Insurance Company


|Insured                               | Rider for Policy No.
|                                      |
|         John Doe                     |     XX XXX XXX
|                                      |
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SPECIAL PREMIUM REMITTANCE PLAN

Premiums are due monthly. They may be less than the smallest premium we normally permit; they are being paid under a special plan. If they are no longer to be paid under such a plan, we have the right to require that they be paid less often. If we do so: (1) we will apply the rules which we would have used had there been no special plan; and (2) we will give written notice.

                              Rider attached to and made a part of this contract on the Contract Date

                              Pruco Life Insurance Company,


                              By /s/ ISABELLE L. KIRSCHNER
                                 --------------------------------
                                     Secretary



PLI 101--84

                                     II-236